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                                                                   EXHIBIT 23.03



                              CONSENT OF APPRAISER


The undersigned hereby consents to the use of our reports, AISI Report No. A7D008BVO and A7D005BVO, each dated 14 January 1997, and AISI Report NO. A7D057BVO-A and A7D057BV)-B, each dated 30 May 1997, in the Prospectus/Consent Solicitation Statement filed on Form S-4 for AeroCentury Corp. We also consent to the reference to our firm under the reference "EXPERTS" in the Prospectus/Consent Solicitation Statement.



                                        /s/ Fred Bearden
                                       -------------------------------
                                        President
                                        Aircraft Information Services, Inc.

Dated: 05 June, 1997